EXHIBIT 23

                                CONCORD EFS, INC.

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Concord EFS, Inc. of our report dated February 5, 1998, included in the 1997 Annual Report to Shareholders of Concord EFS, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-60871) pertaining to the Concord EFS, Inc. 1993 Incentive Stock Option Plan of our report dated February 5, 1998, with respect to the consolidated financial statements of Concord EFS, Inc. incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.











                                                         /s/ Ernst & Young LLP



Memphis Tennessee
March 26, 1998